UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event

reported): May 23, 2024

GRAPHIC PACKAGING HOLDING COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-33988	26-0405422
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1500 Riveredge Parkway

Atlanta, Georgia 30328

(Address of principal executive offices)

(770) 240-7200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, $0.01 par value per share	GPK	New York Stock Exchange

Securities registered pursuant to Section 12(g) of the Act: None

☐    Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐    If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.07.	Submission of Matters to a Vote of Security Holders

Graphic Packaging Holding Company (the “Company”) held its Annual Meeting of Stockholders on May 23, 2024. Of the 307,293,066 shares of common stock eligible to vote at the Annual Meeting, 290,525,131 shares were represented in person or by proxy. The results of voting are as follows:

1. Election of Directors:

Director	For	Withheld
Aziz Aghili	253,391,067	26,214,960
Philip R. Martens	244,016,739	35,589,288
Lynn A. Wentworth	262,405,850	17,200,177

There were 10,919,104 Broker Non-Votes for Proposal 1.

2. Ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm:

For	Against	Abstain/Withhold	Broker Non-Votes
290,272,410	153,297	99,424	0

3. Approval of the compensation paid to the Company’s named executive officers set forth in the Proxy Statement (Say-on-Pay):

For	Against	Abstain	Broker Non-Votes
255,822,869	23,595,387	187,771	10,919,104

4. Approval of the Graphic Packaging Holding Company 2024 Omnibus Incentive Compensation Plan:

For	Against	Abstain/Withhold	Broker Non-Votes
262,928,364	16,548,681	128,982	10,919,104

5. Approval of the proposal to require the Company to change all voting requirements in its charter documents that call for a greater than majority vote requirement to a simple majority vote standard.

For	Against	Abstain/Withhold	Broker Non-Votes
248,032,878	31,053,391	519,758	10,919,104

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

	By:	/s/ Lauren S. Tashma
Lauren S. Tashma
Date: May 28, 2024		Executive Vice President, General Counsel and Secretary